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                                                                     EXHIBIT 8.2

                                        WATSON, FARLEY & WILLIAMS (NEW YORK) LLP
Our reference: 02375.50030/19083447 v3                           100 Park Avenue
                                                        New York, New York 10017

                                                              Tel (212) 922 2200

                                                              Fax (212) 922 1512

September 29, 2006

Teekay LNG Partners L.P.
Bayside House, Bayside Executive Park
West Bay Street and Blake Road
Nassau, Commonwealth of the Bahamas



REGISTRATION STATEMENT ON FORM F-3

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands ("MARSHALL ISLANDS LAW") for Teekay LNG Partners L.P. (the "PARTNERSHIP") in connection with the preparation and filing with the Securities and Exchange Commission (the "COMMISSION"), pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder ("RULES"), of a registration statement on Form F-3 (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the "REGISTRATION STATEMENT") for the registration of the sale from time to time of up to $400,000,000 aggregate offering price (or any such further aggregate offering price as may be registered pursuant to Rule 462(b)) of:

(a) Common units (the "UNITS") representing limited partnership interests in the Partnership;

(b) Debt securities (the "DEBT SECURITIES") of the Partnership, which may be co-issued by Teekay LNG Finance Corp. in the form of either senior debt securities or subordinated debt securities; and

(c) Guarantees (the "GUARANTEES", and together with the Units and the Debt Securities, the "Securities") of the Debt Securities by one or more subsidiaries of the Partnership.

The Securities will be sold or delivered from time to time as set forth in the Registration Statement, the prospectus contained therein (the "PROSPECTUS") and supplements to the Prospectus.

In rendering this opinion, we have examined originals or photocopies of all such documents, including certificates of public officials and of representatives of the Partnership and the Partnership's general partner, Teekay GP L.L.C., as we have deemed necessary. In such examination, we have assumed the


London o Athens o Paris o New York o Singapore o Bangkok o Rome o Hamburg

Watson, Farley & Williams (New York) LLP is a limited liability partnership registered in England and Wales with registered number OC312253. It is regulated by the Law Society of England and Wales and its members are solicitors or registered foreign lawyers. A list of members of Watson, Farley & Williams (New
York) LLP and their professional qualifications is open to inspection at the above address. Any reference to a 'partner' in relation to Watson, Farley & Williams (New York) LLP means a member, partner, consultant or employee of Watson, Farley & Williams (New York) LLP or an affiliated undertaking.

Watson, Farley & Williams (New York) LLP or an affiliated undertaking has an office in each of the cities listed above.


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Teekay LNG Partners L.P.
September 29, 2006                                                        Page 2


genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as photocopies. As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

This opinion is limited to Marshall Islands Law and is as of the date hereof.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that the statements in the Prospectus under the caption "Non-United States Tax Consequences - Marshall Islands Tax Consequences", insofar as such statements constitute summaries of the legal matters referred to therein, fairly present the information expected to be relevant to holders of Units offered pursuant to the Prospectus and fairly summarize the matters referred to therein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act or related Rules.

Very truly yours,

/S/ WATSON, FARLEY & WILLIAMS (NEW YORK) LLP